Exhibit 99.1

N E WS B U L L E T I N	RE: Headwaters Incorporated
10653 S. River Front Parkway, Suite 300
South Jordan, UT 84095
Phone: (801) 984-9400
NYSE: HW

FOR FURTHER INFORMATION AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

IMMEDIATE RELEASE:

OCTOBER 27, 2009

HEADWATERS INCORPORATED ANNOUNCES CLOSING OF $328,250,000 OF 11 3/8% SENIOR SECURED NOTES DUE 2014 AND ENTRY INTO ASSET-BASED REVOLVING CREDIT FACILITY

SOUTH JORDAN, UTAH, OCTOBER 27, 2009 (NYSE: HW) – HEADWATERS INCORPORATED (“Headwaters”) announced today the closing of its offering of $328,250,000 aggregate principal amount of 11 3/8% Senior Secured Notes due 2014 (the “Notes”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The principal amount of the Notes was increased from the previously announced $280 million aggregate principal amount. The Notes are senior secured obligations of Headwaters and are guaranteed by certain of Headwaters’ existing and future domestic subsidiaries.

Net proceeds of the Notes were approximately $317.0 million (after deducting the initial purchasers’ commissions and estimated transaction fees and expenses), which are intended to be used by Headwaters (i) to repay its existing senior secured credit facility, (ii) to fund the previously announced tender offer for all of its $71.8 million aggregate outstanding principal amount of 2-7/8% senior subordinated convertible notes and (iii) for general corporate purposes, including working capital and repayment of indebtedness.

Headwaters also announced today the entry into a new senior secured first lien asset-based revolving credit facility by certain direct wholly owned subsidiaries of Headwaters as borrowers and Headwaters as a guarantor. This new credit facility was a condition to the closing of the Notes. The new senior secured first lien asset-based revolving credit facility will provide up to $70 million of revolving loans, subject to borrowing base limitations, and will have a four year maturity.

The offering of the Notes was made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes and the guarantees thereof (together, the “Securities”) have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is being issued pursuant to Rule 135c under the Securities Act of 1933, as amended, and shall not constitute an offer to sell or a solicitation of an offer to buy the Securities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters Resources and its parent Headwaters Incorporated intend that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, other strategic business opportunities, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, and the marketability of the coal combustion products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2008, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

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